UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 16, 2018

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), granted restricted stock units of the Company (“RSU” or “RSUs”) and performance-based restricted stock units of the Company (“PSU” or “PSUs”) to certain named executive officers listed below (the “NEOs”).  These awards were approved by the Compensation Committee of the Board of Directors (the “Board”) of the Company and were issued under agreements, also approved by the Compensation Committee, pursuant to which participants in the Company’s 2017 Long Term Incentive Plan (the “Plan”) may be granted awards of PSUs and RSUs. The form of RSU award agreement (the “Executive RSU Agreement”) for RSU Awards granted to executive management of the Company from time to time under the Plan is included as Exhibit 10.1 hereto and the form of PSU award agreement (the “Executive PSU Agreement”) is included as Exhibit 10.2 hereto. Each RSU granted in accordance with the Executive RSU Agreement and each PSU granted in accordance with the Executive PSU Agreement represents the contingent right to receive one share of common stock, $0.001 par value per share, of the Company (“Common Stock”).

The following table sets forth the RSU Awards granted to the NEOs:

Name	Number of RSUs	Number of PSUs assuming Target performance
Eric T. Greager President and Chief Executive Officer	15,016	20,691
Scott A. Fenoglio Senior Vice President and Planning	6,205	8,550
Cyrus “Skip” Marter Senior Vice President, General Counsel and Secretary	9,651	13,300
Dean Tinsley Senior Vice President, Operations	8,273	11,400

The RSU Awards are time vested and will vest on an equal quarterly basis over a three-year period with the first vesting date on May 16, 2019.

Under the Executive PSU Agreement, PSUs will be payable in shares of Common Stock based upon the achievement by the Company over a three-year period (the “Performance Period”) of performance criteria established by the Board.  A certain percentage of the number of shares of Common Stock that may be issued pursuant to a Performance Award will be determined based on the Company’s total shareholder return (“TSR”) as compared to its peers during the Performance Period (the “TSR PSUs”).  An executive may earn anywhere between 0% and 200% of the TSR PSUs based on the Company’s TSR measured against the Company’s peer group, subject to potential downward adjustments tied to the Company’s absolute TSR during the Performance Period.  The remaining number of shares of Common Stock that may be issued pursuant to a Performance Award will be determined based on the Company’s average annual return on capital employed (“ROCE”) over the Performance Period (the “ROCE PSUs”). An executive may earn anywhere between 0% and 200% of the ROCE PSUs based on the Company’s ROCE.

Unless otherwise determined by the Board or the Compensation Committee of the Board, each recipient will forfeit his or her Performance Units if the recipient’s employment with the Company terminates during the Performance Period for any reason other than for death, disability, termination by the Company without cause or termination by the NEO for good reason.  If employment is terminated during the Performance Period due to death, disability, termination by the Company without cause or termination by the NEO for good reason, the NEO is entitled to receive a pro rata portion of his Performance Units based on the number of PSUs granted that would be paid out at the target performance level multiplied by a fraction, the numerator of which is the number of days of the Performance Period the NEO remained an employee with the Company and the denominator of which is the number of days in the Performance Period.  In the event of a change of control event of the Company during the Performance Period where either (a) the award is continued, assumed, or substituted with substantially equivalent terms and the grantee is subsequently termination covered under the Company’s Fifth Amended and Restated

Executive Change in Control and Severance Plan, as may be amended from time to time (the “CIC Severance Plan”) or (b) the award is not assumed, any unvested PSUs will generally vest in full at the target performance level.

The description of the form of Executive RSU Agreement and the form of Executive PSU Agreement contained in this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the form of Executive RSU Agreement and the form of Executive PSU Agreement included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01                                           Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1*	Form of Restricted Stock Unit Agreement under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.
10.2*	Form of Performance Stock Unit Agreement under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan.

*        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: May 22, 2018	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary